Massachusetts Warranty Deed

I, DUANE C. BENNETT as TRUSTEE OF NORTHEAST NOMINEE TRUST

For consideration of less than One Hundred and 00/100 ($100.00) DOLLARS PAID

Grant to FRONT STREET FIRST CORPORATION, a Nevada corporation with a mailing address of P.O. Box 243, Chimney Rock, North Carolina, 28720

With Warranty Covenants

The land in Chicopee situated on the Southerly side of Front Street and bounded and described as follows:

Beginning at the Northwesterly corner of land formerly of Jesse Bannister, now or formerly of one Rutka; and running thence SOUTHERLY on said land now or formerly of Rutka, two hundred twenty-three (223) feet, more or less, to land formerly of George M. Strearns, now or formerly of Morris Leahy; thence WESTERLY on last named land, forty-nine (49) feet to land now or formerly of Isabel H. Wright; thence NORTHERLY thereon two hundred eighteen (218) feet, more or less, to said Front Street; and thence EASTERLY on said Front Street, fifty-six (56) feet to the point of beginning.

Being the same premises conveyed to me by deed of James L. Domingos and Ann T. Domingos a/k/a Ann J. Domingos dated February 14, 2005 and recorded in Hampden County Registry of deeds Book 14826 Page 498.

No Title examination done.

Executed as a sealed instrument this 12th day of March, 2008.

/s/ Duane C. Bennett
DUANE C. BENNETT AS TRUSTEE
OF NORTHEAST NOMINEE TRUST

STATE OF NORTH CAROLINA
Mecklenburg, s.s.

On this 12th day of March, 2008, before me, the undersigned notary public personally appeared DUANE C. BENNETT, AS TRUSTEE OF NORTHEAST NOMINEE TRUST, being personally known to me and whose name is signed to the foregoing instrument and acknowledged to me that he signed it voluntarily as TRUSTEE OF NORTHEAST NOMINEE TRUST.

/s/ David Veach
Notary Public David Veach
My Commission expires:  November 4th, 2012